EXHIBIT 23(h)(VIII)

                           SECOND-AMENDED AND RESTATED
                         ADMINISTRATIVE, FUND ACCOUNTING
                     AND TRANSFER AGENCY SERVICES AGREEMENT

SECOND-AMENDED AND RESTATED ADMINISTRATIVE, FUND ACCOUNTINGAND TRANSFER AGENCY SERVICES AGREEMENT dated as of May 31, 2002, as amended August 8, 2002, and January 31, 2005, between Diamond Hill Funds (the "Trust"), an Ohio business trust, and Diamond Hill Capital Management, Inc. ("DHCM"), an Ohio corporation.

      WHEREAS, the Trust has been organized to operate as an open-end management investment company registered under the Investment Company Act of 1940 (the "Act"); and

      WHEREAS, the Trust has engaged DHCM to act as investment adviser to one or more of the Trust's several series, as they are duly authorized and offered, a complete list of which is set forth on Schedule A attached hereto, as it may be amended from time to time (individually a "Fund" and collectively the "Funds"); and

      WHEREAS,   the   Trust   wishes  to  retain   DHCM  to   perform   certain
administrative, fund accounting and transfer agency services as hereinafter described on behalf of the Funds; provided, however, that DHCM is authorized at its own expense to contract with other service providers to perform any or all of the administrative, fund accounting and transfer agency services hereinafter described; and

      WHEREAS, DHCM wishes to provide, or arrange for the provision of, such services to the Trust under the conditions set forth below;

      NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, the Trust and DHCM agree as follows:

      1. Employment. The Trust, being duly authorized, hereby employs DHCM to perform the services described in this Agreement. DHCM shall perform such services upon the terms and conditions hereinafter set forth. Any services undertaken by DHCM pursuant to this Agreement, as well as any other activities undertaken by DHCM on behalf of the Trust pursuant hereto, shall at all times be subject to any directives of the Board of Trustees of the Trust.

      2. Trust Administration. DHCM shall give the Trust the benefit of its best judgment, efforts and facilities in rendering its administrative services. DHCM shall at all times conform to: (i) all applicable provisions of the Act and any
rules  and  regulations   adopted   thereunder,   (ii)  the  provisions  of  the
Registration Statement of the Trust under the Securities Act of 1933 and the Act as amended from time to time, (iii) the provisions of the Amended and Restated Agreement and Declaration of Trust and the By-Laws of the Trust, as each shall be amended from time to time and (iv) any other applicable provisions of state and federal law.
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      Subject to the  direction and control of the Trust,  DHCM shall  supervise the Fund's business affairs not otherwise supervised by other agents of the Trust. To the extent not otherwise the primary responsibility of, or provided by, other parties under agreement with the Trust, DHCM shall supply (i) non-investment related statistical and research data, (ii) internal regulatory compliance services, and (iii) executive and administrative services. DHCM shall supervise the preparation of (i) tax returns, (ii) reports to shareholders of the Fund, (iii) reports to and filings with the Securities and Exchange Commission, state securities commissions and Blue Sky authorities including preliminary and definitive proxy materials and post-effective amendments to the Fund's registration statement, and (iv) necessary materials for meetings of the Trust's Board of Trustees. DHCM shall provide personnel to serve as officers of the Trust if so elected by the Board of Trustees. Executive and administrative services include, but are not limited to, the coordination of all third parties furnishing services to the Fund, review of the books and records of the Trust maintained by such third parties, and the review and submission to the officers of the Trust for their approval, of invoices or other requests for payment of Trust expenses; and such other action with respect to the Trust as may be necessary in the opinion of DHCM to perform its duties hereunder.

      3. Fund Accounting. DHCM shall maintain and keep current the general ledger for each of the Funds of the Trust, recording all income and expenses, capital share activity and security transactions of the Trust. DHCM shall calculate the net asset value of each of the Funds of the Trust and the per share net asset value of each of the Funds of the Trust, in accordance with the Trust's current prospectus and statement of additional information, once daily as of the time selected by the Trust's Board of Trustees. DHCM shall prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with instructions from a designated officer of the Trust and in the manner set forth in the Trust's current prospectus and statement of additional information. In valuing securities of the Trust, DHCM may contract with, and rely upon market quotations provided by, outside services.

      DHCM shall also perform all such fund accounting services and duties as are customary and necessary in the industry, including but not limited to: DHCM shall process each request received from the Trust or its authorized agents for payment of the Trust's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, DHCM shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of DHCM and mailed to the appropriate party.

      4. Transfer Agency. DHCM shall record the issuance of shares of the Trust and maintain pursuant to applicable rules of the SEC a record of the total number of shares of the Trust which are authorized, issued and outstanding, based upon data provided to it by the Trust. DHCM shall also provide the Trust on a regular basis or upon reasonable request the total number of shares which are authorized, issued and outstanding, but shall have no obligation when recording the issuance of the Trust's shares, except as otherwise set forth herein, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such shares, which functions shall be the sole responsibility of the Trust. DHCM shall not handle physical shares. Upon receipt of a proper request for transfer and upon surrender to DHCM of certificates, if any, in proper form for transfer, DHCM shall approve such transfer and shall take all necessary steps to effectuate the transfer as indicated in the transfer request. Upon approval of


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

the transfer, DHCM shall notify the Trust in writing of each such transaction and shall make appropriate entries on the shareholder records maintained by DHCM.

      DHCM shall also perform all such transfer agency services and duties as are customary and necessary in the industry, including but not limited to: accounting for and processing checks received for purchase of shares of the various series; processing purchase orders for shares of the various series; processing returned checks; processing dividends and distributions as and when made by the Trust; accounting for unclaimed dividends and unclaimed redemption proceeds; processing redemptions and exchanges; processing automatic withdrawal orders pursuant to the provisions of withdrawal plans duly executed by shareholders; processing wire-order purchases; withholding such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations; create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by
Section 31(a) of the Act and the rules thereunder; maintain records for each shareholder account and receive and answer all shareholder and dealer inquiries relating to account status, share purchases, redemptions and exchanges and other investment plans available to Trust shareholders.

      5.  Allocation  of  Charges  and  Expenses.  DHCM  will pay all  operating expenses of the Fund not specifically assumed by the Fund, including without limitation the compensation and expenses of any employees of the Fund and of any other persons rendering any services to the Fund; clerical and shareholder service staff salaries; office space and other office expenses; fees and expenses incurred by the Fund in connection with membership in investment company organizations; legal, auditing and accounting expenses; expenses of registering shares under federal and state securities laws, including expenses incurred by the Fund in connection with the organization and initial registration of shares of the Fund; insurance expenses; fees and expenses of the custodian, transfer agent, dividend disbursing agent, shareholder service agent, plan agent, administrator (excluding fees and expenses payable to DHCM under this Agreement), accounting and pricing services agent and principal underwriter of the Fund; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Fund; the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses and statements of additional information for delivery to the Fund's current shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders' meetings and proxy solicitations; and all other operating expenses not specifically assumed by the Fund.

      The Fund will pay all brokerage fees and commissions, taxes, borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short), fees and expenses of trustees of the Trust who are not interested persons of the Trust, as defined in the Act, and such extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trust's trustees and officers with respect thereto. The Fund will also pay the fees paid pursuant to its Management Agreement between DHCM and the Trust, and all expenses which it is authorized to pay pursuant to Rule 12b-1 under the 1940 Act. DHCM may obtain reimbursement from the Fund, at such time or times as DHCM may determine in its sole discretion, for any of the expenses advanced by DHCM, which the Fund is obligated to pay, and such reimbursement shall not be considered to be part of DHCM's compensation pursuant to this Agreement.


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

      6. Record Keeping and Other Information. DHCM shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. Where applicable, such records shall be maintained by DHCM for the periods and in the places required by Rule 31a-2 under the Act.

      7. Audit, Inspection and Visitation. DHCM shall make available to the Trust during regular business hours all records and other data created and maintained pursuant to the foregoing provisions of this Agreement for reasonable audit and inspection by the Trust or any regulatory agency having authority over the Trust.

      8. Compensation. For the performance of DHCM's obligations under this Agreement, each Fund listed on Schedule A shall pay DHCM, on the first business day following the end of each month, a fee at an annual rate of 0.45% of the average daily net assets of the Class A and C shares of each Fund, and at an annual rate of 0.20% of the average daily net assets of the Class I shares of each Fund.

      The average value of the daily net assets of the different classes of shares of each Fund shall be determined pursuant to the applicable provisions of the Amended and Restated Agreement and Declaration of Trust of the Trust or a resolution of the Board, if required. If, pursuant to such provisions, the determination of net asset value of a Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of a Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of a Fund's net assets may lawfully be determined, on that day. If the determination of the net asset value of a Fund has been suspended for a period including such month, DHCM's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of that Fund as last determined (whether during or prior to such month).

      9. Limitation of Liability. DHCM may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the Act or the rules thereunder, neither DHCM nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof (collectively, the "DHCM Employees") shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission in connection with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of DHCM under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of DHCM under this Agreement. Any person, even though also a director, officer, employee, shareholder or agent of DHCM, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with DHCM's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee,


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

shareholder or agent, or one under the control or direction of DHCM, even though paid by it.

      10. Indemnification of DHCM. Subject to and except as otherwise provided in the Securities Act of 1933, as amended, and the Act, the Trust shall indemnify DHCM and each DHCM Employee (hereinafter collectively referred to as a "Covered Person") against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while serving as the administrator for the Trust or as a DHCM Employee, or, thereafter, by reason of being or having been the administrator for the Trust or a DHCM Employee, including but not limited to liabilities arising due to any misrepresentation or misstatement in the Trust's prospectus, other regulatory filings, and amendments thereto, or in other documents originating from the Trust. In no case shall a Covered Person be indemnified against any liability to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of such Covered Person.

      11. Services for Others. Nothing in this Agreement shall prevent DHCM or any affiliated person of DHCM from providing services for any other person, firm or corporation, including other investment companies; provided, however, that DHCM expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

      12. Compliance with the Act. The parties hereto acknowledge and agree that nothing contained herein shall be construed to require DHCM to perform any services for any series of the Trust which services could cause DHCM to be deemed an "investment adviser" of the Fund within the meaning of Section 2(a)(20) of the Act or to supersede or contravene the Prospectus or Statement of Additional Information of any series of the Trust or any provisions of the Act and the rules thereunder.

      13. Renewal and Termination. This Agreement shall become effective on the date first above written and shall remain in force until May 31, 2003, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not interested persons of the Trust or DHCM, cast in person at a meeting called for the purpose of voting on such approval and by a vote of the Board of Trustees or of a majority of the Fund's outstanding voting securities. This Agreement may be terminated without the payment of any penalty by either party upon sixty (60) days' written notice to the other party. Upon the termination of this Agreement, the Trust shall pay DHCM such compensation as may be payable for the period prior to the effective date of such termination.

      14. The Trust. The term "Diamond Hill Funds" means and refers to the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees,


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

shareholders, nominees, officers, agent or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

      15. Miscellaneous. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Ohio. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                      DIAMOND HILL FUNDS


                                      By: /s/ James F. Laird
                                          ----------------------------------
                                           James F. Laird
                                      Its: President

                                      DIAMOND HILL CAPITAL MANAGEMENT, INC.


                                      By: /s/ R.H. Dillon
                                          ----------------------------------
                                           R.H. Dillon
                                      Its: President

                                   Schedule A

                                January 31, 2005

Diamond Hill Small Cap Fund

Diamond Hill Large Cap Fund

Diamond Hill Focus Long-Short Fund

Diamond Hill Bank & Financial Fund

Diamond Hill Short Term Fixed Income Fund

Diamond Hill Strategic Income Fund